                                        NEWS RELEASE

PAR PACIFIC HOLDINGS REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

HOUSTON, February 22, 2023 - Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today reported its financial results for the fourth quarter and twelve months ended December 31, 2022.

•Fourth quarter Net Income of $84.7 million, or $1.40 per diluted share; Adjusted Net Income of $132.8 million, or $2.20 per diluted share; Adjusted EBITDA of $174.9 million
•Full year Net Income of $364.2 million, or $6.08 per diluted share; Adjusted Net Income of $474.7 million, or $7.93 per diluted share; Adjusted EBITDA of $643.4 million

Par Pacific reported net income of $364.2 million, or $6.08 per diluted share, for the twelve months ended December 31, 2022, compared to a net loss of $(81.3) million, or $(1.40) per diluted share, for the twelve months ended December 31, 2021. Adjusted Net Income for 2022 was $474.7 million, compared to an Adjusted Net Loss of $(36.1) million for 2021. 2022 Adjusted EBITDA was $643.4 million, compared to $125.6 million for 2021.

Par Pacific reported net income of $84.7 million, or $1.40 per diluted share, for the quarter ended December 31, 2022, compared to $8.1 million, or $0.14 per diluted share, for the same quarter in 2021. Fourth quarter 2022 Adjusted Net Income was $132.8 million, compared to Adjusted Net Loss of $(12.8) million in the fourth quarter of 2021. Fourth quarter 2022 Adjusted EBITDA was $174.9 million, compared to $27.0 million in the fourth quarter of 2021. A reconciliation of reported non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the tables accompanying this news release.

“Historic market conditions, excellent commercial performance and operational reliability drove record 2022 financial results,” said William Pate, Chief Executive Officer. “As we enter 2023, the market backdrop remains strong. Disciplined business execution, successfully closing and integrating the Billings acquisition and achievement of our growth initiatives will be key to our long term success.”

Refining
The Refining segment generated operating income of $401.9 million for the year ended December 31, 2022, compared to an operating loss of $(88.8) million for the year ended December 31, 2021. Adjusted Gross Margin for the Refining segment in the year ended December 31, 2022 was $812.8 million, compared to $264.4 million in the year ended December 31, 2021.

Refining Adjusted EBITDA for the year ended December 31, 2022 was $566.8 million, compared to $53.2 million for the year ended December 31, 2021.

The Refining segment reported operating income of $85.3 million in the fourth quarter of 2022, compared to $14.8 million in the fourth quarter of 2021. Adjusted Gross Margin for the Refining segment was $212.0 million in the fourth quarter of 2022, compared to $65.2 million in the fourth quarter of 2021.

Refining segment Adjusted EBITDA was $146.4 million in the fourth quarter of 2022, compared to $9.0 million in the fourth quarter of 2021.

Hawaii
The 3-1-2 Singapore Crack Spread was $22.84 per barrel in the fourth quarter of 2022, compared to $10.49 per barrel in the fourth quarter of 2021. Throughput in the fourth quarter of 2022 was 81 thousand barrels per day (Mbpd), compared to 82 Mbpd for the same quarter in 2021. Production costs were $5.42 per throughput barrel in the fourth quarter of 2022, compared to $4.24 per throughput barrel in the same period of 2021.

The Hawaii refinery’s Adjusted Gross Margin was $14.23 per barrel during the fourth quarter of 2022, including a net price lag impact of approximately $9.6 million, or $1.30 per barrel, compared to $5.22 per barrel during the fourth quarter of 2021.

Washington
The Pacific Northwest 5-2-2-1 Index averaged $28.09 per barrel in the fourth quarter of 2022, compared to $17.64 per barrel in the fourth quarter of 2021. The Washington refinery’s throughput was 40 Mbpd in the fourth quarter of 2022, compared to 36 Mbpd in the fourth quarter of 2021. Production costs were $3.57 per throughput barrel in the fourth quarter of 2022, compared to $4.30 per throughput barrel in the same period of 2021.

The Washington refinery’s Adjusted Gross Margin was $21.74 per barrel during the fourth quarter of 2022, compared to $4.02 per barrel during the fourth quarter of 2021.

Wyoming
The Wyoming 3-2-1 Index averaged $37.90 per barrel in the fourth quarter of 2022, compared to $23.67 per barrel in the fourth quarter of 2021. The Wyoming refinery’s throughput was 16 Mbpd in the fourth quarter of 2022, compared to 17 Mbpd in the fourth quarter of 2021. Production costs were $7.80 per throughput barrel in the fourth quarter of 2022, compared to $5.50 per throughput barrel in the same period of 2021.

The Wyoming refinery's Adjusted Gross Margin was $17.66 per barrel during the fourth quarter of 2022, including a FIFO impact of approximately $(4.1) million, or $(2.81) per barrel, compared to $8.81 per barrel during the fourth quarter of 2021.

Retail
The Retail segment reported operating income of $49.2 million for the twelve months ended December 31, 2022, compared to $81.2 million in the twelve months ended December 31, 2021. 2021 operating income includes a $45.0 million gain on sale of assets primarily related to the Hawaii sale-leaseback transactions. Adjusted Gross Margin for the Retail segment was $141.5 million for the twelve months ended December 31, 2022, compared to $118.9 million in twelve months ended December 31, 2021.

For the twelve months ended December 31, 2022, Retail Adjusted EBITDA was $60.3 million, compared to $47.1 million for the twelve months ended December 31, 2021. For the twelve months ended December 31, 2022, the Retail segment reported fuel sales volumes of 105.5 million gallons, compared to 109.2 million gallons for the twelve months ended December 31, 2021.

The Retail segment reported operating income of $22.3 million in the fourth quarter of 2022, compared to $8.0 million in the fourth quarter of 2021. Adjusted Gross Margin for the Retail segment was $46.0 million in the fourth quarter of 2022, compared to $29.3 million in the same quarter of 2021.

Retail segment Adjusted EBITDA was $25.2 million in the fourth quarter of 2022, compared to $10.5 million in the fourth quarter of 2021. The Retail segment reported sales volumes of 26.9 million gallons in the fourth quarter of 2022, compared to 26.7 million gallons in the same quarter of 2021.

Logistics
The Logistics segment generated operating income of $54.0 million for the twelve months ended December 31, 2022, compared to $51.2 million for the twelve months ended December 31, 2021. Adjusted Gross Margin for the Logistics segment was $89.4 million for the twelve months ended December 31, 2022, compared to $87.9 million for the twelve months ended December 31, 2021.

Adjusted EBITDA for the Logistics segment was $74.4 million for the twelve months ended December 31, 2022, compared to $73.4 million for the twelve months ended December 31, 2021.

The Logistics segment reported operating income of $10.7 million in the fourth quarter of 2022, compared to $13.2 million in the fourth quarter of 2021. Adjusted Gross Margin for the Logistics segment was $19.6 million in the fourth quarter of 2022, compared to $22.6 million in the same quarter of 2021.

Logistics segment Adjusted EBITDA was $15.9 million in the fourth quarter of 2022, compared to $19.1 million in the fourth quarter of 2021.

Liquidity and Capital Structure
Net cash provided by operations totaled $83.6 million and $452.6 million for the three months and twelve months ended December 31, 2022, respectively, compared to net cash used in operations of $(82.2) million and $(27.6) million for the three months and twelve months ended December 31, 2021, respectively. Net cash provided by operations of $452.6 million includes $(29.6) million in deferred turnaround expenditures for the twelve months ended December 31, 2022. There were no significant deferred turnaround expenditures for the three months ended December 31, 2022. Net cash used in investing activities totaled $(49.6) million and $(87.3) million for the three months and twelve months ended December 31, 2022, respectively, compared to net cash used in investing activities of $(7.7) million and net cash provided by investing activities of $74.6 million for the three months and twelve months ended December 31, 2021, respectively. Net cash used in investing activities of $(49.6) million and $(87.3) million for the three months and twelve months ended December 31, 2022, respectively, include a $(30.0) million deposit for the previously announced acquisition of the ExxonMobil Billings refinery and associated marketing and logistics assets. Net cash provided by financing activities totaled $47.9 million and $13.4 million for the three months and twelve months ended December 31, 2022, respectively, compared to net cash provided by financing activities of $0.9 million and net cash used in financing activities of $(1.1) million for the three months and twelve months ended December 31, 2021, respectively.
At December 31, 2022, Par Pacific’s cash balance totaled $490.9 million, gross debt totaled $515.4 million, and total liquidity was $577.2 million.

In February of 2023, Par Pacific announced a proposed $550 million senior secured term loan B due 2030 (the “Facility”) at an interest rate of SOFR + 4.25%. Proceeds of the Facility will be used for refinancing the Company’s existing term loan B due 2026 and senior secured notes, and for general corporate purposes. The Facility is expected to close during the first quarter of 2023.

Laramie Energy
Total net income for Laramie Energy, LLC (“Laramie”) was $12.1 million for the twelve months ended December 31, 2022, compared to $32.5 million in the twelve months ended December 31, 2021. Laramie’s total Adjusted EBITDAX was $102.0 million for the twelve months ended December 31, 2022, compared to $121.0 million in the twelve months ended December 31, 2021. We recorded no equity earnings (losses) from Laramie for the twelve months ended December 31, 2022.

Laramie’s total net income was $49.8 million in the fourth quarter of 2022, including unrealized gains on derivatives of $33.3 million. These results compare to net income of $33.8 million in the fourth quarter of 2021. Laramie’s total Adjusted EBITDAX was $29.9 million in the fourth quarter of 2022, compared to $25.4 million in the fourth quarter of 2021.

Laramie completed a refinancing in February of 2023, redeeming its preferred stock and replacing its existing term loan facility with a new credit facility. Par Pacific expects to receive a cash distribution of approximately $10 million during the first quarter of 2023 in conjunction with the refinancing.

Conference Call Information
A conference call is scheduled for Thursday, February 23, 2023 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-833-974-2377 inside the U.S. or 1-412-317-5782 outside of the U.S. and ask for the Par Pacific call. Please dial in at least 10 minutes early to register. The webcast may be accessed online through the Company’s website at http://www.parpacific.com on the Investors page. A telephone replay will be available until March 9, 2023 and may be accessed by calling 1-877-344-7529 inside the U.S. or 1-412-317-0088 outside the U.S. and using the conference ID 6862182.

About Par Pacific
Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, owns and operates market-leading energy, infrastructure, and retail businesses. Par Pacific’s strategy is to acquire and develop businesses in logistically complex, niche markets. Par Pacific owns and operates one of the largest energy networks in Hawaii with 94,000 bpd of operating refining capacity, a logistics system supplying the major islands of the state and 90 retail locations. In the Pacific Northwest and the Rockies, Par Pacific owns and operates 61,000 bpd of combined refining capacity, related multimodal logistics systems, and 31 retail locations. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements
This news release (and oral statements regarding the subject matter of this news release, including those made on the conference call and webcast announced herein) includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about: expected market conditions; anticipated free cash flows; anticipated refinery throughput; anticipated cost savings; anticipated capital expenditures, including major maintenance costs, and their effect on our financial and operating results, including earnings per share and free cash flow; anticipated retail sales volumes and on-island sales; the anticipated financial and operational results of Laramie Energy, LLC; the amount of our discounted net cash flows and the impact of our NOL carryforwards thereon; our ability to identify, acquire and develop energy, related retailing and infrastructure businesses; the timing and expected results of certain development projects, as well as the impact of such investments on our product mix and on-island sales; the effects and timing of the closing of the acquisition of the Billings refinery and associated marketing and logistics assets (“Billings Acquisition”), the anticipated cash on hand and other financing for the Billings Acquisition and the acquisition of the hydrocarbon inventory, the anticipated synergies and other benefits of the Billings Acquisition, including renewable growth opportunities, the anticipated financial and operating results of the Billings Acquisition and the effect on Par Pacific's cash flows and profitability (including Adjusted EBITDA and Adjusted Net Income and Free Cash Flow per share), and other risks and uncertainties detailed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents that we file with the Securities and Exchange Commission. Additionally, forward-looking statements are subject to certain risks, trends, and uncertainties, such as changes to our financial condition and liquidity; the volatility of crude oil and refined product prices; the conflict between Russia and Ukraine and its potential impacts on global crude oil markets and our business; operating disruptions at our refineries resulting from unplanned maintenance events or natural disasters; environmental risks; changes in the labor market; and risks of political or regulatory changes. We cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Additionally, significant uncertainties remain with respect to the potential resurgence of COVID-19 and its economic effects. Due to the unpredictable and unprecedented nature of the COVID-19 pandemic, we cannot identify all potential risks to, and impacts on, our business, including the ultimate adverse economic impact to our results of operations, financial position and liquidity. There can be no guarantee that the operational and financial measures we have taken, and may take in the future, will be fully effective. We do not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. We further expressly disclaim any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:
Ashimi Patel
Director, Investor Relations
(832) 916-3355
apatel@parpacific.com

Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues	$1,808,875	$1,293,516	$7,321,785	$4,710,089
Operating expenses
Cost of revenues (excluding depreciation)	1,574,214	1,153,891	6,376,014	4,338,474
Operating expense (excluding depreciation)	90,134	78,601	342,209	299,669
Depreciation and amortization	25,281	24,195	99,769	94,241
Impairment expense	—	1,838	—	1,838
Loss (gain) on sale of assets, net	1	(297)	(169)	(64,697)
General and administrative expense (excluding depreciation)	14,846	11,537	62,396	48,096
Acquisition and integration costs	3,600	—	3,663	87
Total operating expenses	1,708,076	1,269,765	6,883,882	4,717,708
Operating income (loss)	100,799	23,751	437,903	(7,619)
Other income (expense)
Interest expense and financing costs, net	(16,888)	(15,782)	(68,288)	(66,493)
Debt extinguishment and commitment costs	—	—	(5,329)	(8,144)
Gain on curtailment of pension obligation	—	—	—	2,032
Other income (expense), net	762	(55)	613	(52)
Total other expense, net	(16,126)	(15,837)	(73,004)	(72,657)
Income (loss) before income taxes	84,673	7,914	364,899	(80,276)
Income tax benefit (expense)	46	172	(710)	(1,021)
Net income (loss)	$84,719	$8,086	$364,189	$(81,297)

Weighted-average shares outstanding
Basic	59,722	59,565	59,544	58,268
Diluted	60,393	59,840	59,883	58,268

Income (loss) per share
Basic	$1.42	$0.14	$6.12	$(1.40)
Diluted	$1.40	$0.14	$6.08	$(1.40)
Balance Sheet Data
(Unaudited)
(in thousands)

	December 31, 2022	December 31, 2021
Balance Sheet Data
Cash and cash equivalents	$490,925	$112,221
Working capital (1)	(392,222)	(327,002)
Debt, including current portion	505,532	564,558
Total stockholders’ equity	644,537	265,700
________________________________________
(1)Working capital is calculated as (i) total current assets excluding cash and cash equivalents less (ii) total current liabilities excluding current portion of long-term debt. Total current assets include inventories stated at the lower of cost or net realizable value.

Operating Statistics
The following table summarizes key operational data:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Total Refining Segment
Feedstocks throughput (Mbpd)	136.7	135.1	133.8	135.2
Refined product sales volume (Mbpd)	146.1	133.9	140.3	138.8

Hawaii Refinery
Feedstocks throughput (Mbpd)	80.5	81.8	81.8	82.0

Yield (% of total throughput)
Gasoline and gasoline blendstocks	26.3%	26.7%	25.6%	24.8%
Distillates	36.8%	44.4%	38.8%	45.0%
Fuel oils	32.4%	28.3%	31.4%	26.6%
Other products	0.7%	(2.2)%	0.7%	0.6%
Total yield	96.2%	97.2%	96.5%	97.0%

Refined product sales volume (Mbpd)
On-island sales volume	88.7	78.8	82.9	82.6
Export sales volume	2.6	—	1.1	—
Total refined product sales volume	91.3	78.8	84.0	82.6

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$14.23	$5.22	$13.99	$4.56
Production costs per bbl ($/throughput bbl) (2)	5.42	4.24	4.86	3.98
D&A per bbl ($/throughput bbl)	0.68	0.65	0.67	0.66

Washington Refinery
Feedstocks throughput (Mbpd)	40.4	36.3	35.5	36.3

Yield (% of total throughput)
Gasoline and gasoline blendstocks	23.1%	24.0%	24.0%	23.7%
Distillate	34.8%	35.0%	34.3%	34.5%
Asphalt	21.3%	20.3%	20.3%	20.7%
Other products	17.7%	17.9%	18.2%	18.3%
Total yield	96.9%	97.2%	96.8%	97.2%

Refined product sales volume (Mbpd)	39.4	37.8	39.7	39.6

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$21.74	$4.02	$18.00	$2.98
Production costs per bbl ($/throughput bbl) (2)	3.57	4.30	4.01	3.86
D&A per bbl ($/throughput bbl)	1.99	1.59	2.19	1.57

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Wyoming Refinery
Feedstocks throughput (Mbpd)	15.8	17.0	16.5	16.9

Yield (% of total throughput)
Gasoline and gasoline blendstocks	52.6%	48.8%	49.7%	47.3%
Distillate	41.6%	44.6%	43.1%	45.7%
Fuel oils	1.9%	2.4%	2.4%	2.2%
Other products	1.0%	1.0%	2.1%	1.7%
Total yield	97.1%	96.8%	97.3%	96.9%

Refined product sales volume (Mbpd)	15.4	17.3	16.6	16.6

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$17.66	$8.81	$26.50	$14.47
Production costs per bbl ($/throughput bbl) (2)	7.80	5.50	7.32	6.22
D&A per bbl ($/throughput bbl)	2.90	3.00	2.85	2.86

Market Indices ($ per barrel)
3-1-2 Singapore Crack Spread (3)	$22.84	$10.49	$25.43	$6.22
Pacific Northwest 5-2-2-1 Index (4)	28.09	17.64	32.40	15.95
Wyoming 3-2-1 Index (5)	37.90	23.67	41.32	29.00

Crude Oil Prices ($ per barrel)
Brent	$88.63	$79.66	$99.04	$70.95
WTI	82.64	77.10	94.33	68.11
ANS	91.02	80.61	102.56	71.49
Bakken Clearbrook	86.33	77.98	98.09	68.20
WCS Hardisty	55.10	60.99	75.43	54.61
Brent M1-M3	1.66	1.33	3.49	1.12

Retail Segment
Retail sales volumes (thousands of gallons)	26,856	26,732	105,456	109,150
________________________________________
(1)We calculate Adjusted Gross Margin per barrel by dividing Adjusted Gross Margin by total refining throughput. Adjusted Gross Margin for our Washington refinery is determined under the last-in, first-out (“LIFO”) inventory costing method. Adjusted Gross Margin for our other refineries is determined under the first-in, first-out (“FIFO”) inventory costing method. The definition of Adjusted Gross Margin was modified beginning with the financial results reported for periods in fiscal year 2022. We have recast Adjusted Gross Margin for prior periods when reported to conform to the current presentation. Please see discussion of Adjusted Gross Margin below.
(2)Management uses production costs per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production costs per barrel; different companies within the industry calculate it in different ways. We calculate production costs per barrel by dividing all direct production costs, which include the costs to run the refineries including personnel costs, repair and maintenance costs, insurance, utilities, and other miscellaneous costs, by total refining throughput. Our production costs are included in Operating expense (excluding depreciation) on our consolidated statement of operations, which also includes costs related to our bulk marketing operations.
(3)We believe the 3-1-2 Singapore Crack Spread (or three barrels of Brent crude oil converted into one barrel of gasoline and two barrels of distillates (diesel and jet fuel)) is the most representative market indicator for our operations in Hawaii.
(4)We believe the Pacific Northwest 5-2-2-1 Index is the most representative market indicator for our operations in Tacoma, Washington. The Pacific Northwest 5-2-2-1 Index is computed by taking two parts gasoline (sub-octane), two parts middle distillates (ULSD and jet fuel), and one part fuel oil as created from five barrels of Alaskan North Slope (“ANS”) crude oil.

(5)The profitability of our Wyoming refinery is heavily influenced by crack spreads in nearby markets. We believe the Wyoming 3-2-1 Index is the most representative market indicator for our operations in Wyoming. The Wyoming 3-2-1 Index is computed by taking two parts gasoline and one part distillates (ULSD) as created from three barrels of West Texas Intermediate Crude Oil (“WTI”). Pricing is based 50% on applicable product pricing in Rapid City, South Dakota, and 50% on applicable product pricing in Denver, Colorado.
Non-GAAP Performance Measures
Management uses certain financial measures to evaluate our operating performance that are considered non-GAAP financial measures. These measures should not be considered in isolation or as substitutes or alternatives to their most directly comparable GAAP financial measures or any other measure of financial performance or liquidity presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies since each company may define these terms differently.
We believe Adjusted Gross Margin (as defined below) provides useful information to investors because it eliminates the gross impact of volatile commodity prices and adjusts for certain non-cash items and timing differences created by our inventory financing agreements and lower of cost and net realizable value adjustments to demonstrate the earnings potential of the business before other fixed and variable costs, which are reported separately in Operating expense (excluding depreciation) and Depreciation and amortization. Management uses Adjusted Gross Margin per barrel to evaluate operating performance and compare profitability to other companies in the industry and to industry benchmarks. We believe Adjusted Net Income (Loss) and Adjusted EBITDA (as defined below) are useful supplemental financial measures that allow investors to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis, the ability of our assets to generate cash to pay interest on our indebtedness, and our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure. We believe Adjusted EBITDA by segment (as defined below) is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure, or historical cost basis.
Beginning with financial results reported for periods in fiscal year 2022, the inventory valuation adjustment was modified to include the first-in, first-out (“FIFO”) inventory gains (losses) associated with our titled manufactured inventory in Hawaii. This modification was made to better align Adjusted Net Income (Loss) and Adjusted EBITDA with the cash flow of the Hawaii refining business. Prior to 2022, the impacts of FIFO inventory gains (losses) associated with Hawaii titled manufactured inventory were eliminated through the inventory valuation adjustment. Beginning with financial results reported for the second quarter of 2022, Adjusted Gross Margin, Adjusted Net Income (Loss), and Adjusted EBITDA also exclude the mark-to-market losses (gains) associated with our net RINs liability. This modification was made to better reflect our operating performance and to improve comparability between periods. We have recast Adjusted Gross Margin, Adjusted Net Income (Loss), and Adjusted EBITDA for prior periods when reported to conform to the modified presentation.
Adjusted Gross Margin
Adjusted Gross Margin is defined as operating income (loss) excluding:

•	operating expense (excluding depreciation);
•	depreciation and amortization (“D&A”);
•	impairment expense;
•	loss (gain) on sale of assets, net;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, contango (gains) and backwardation losses associated with our Washington inventory and intermediation obligation, and purchase price allocation adjustments);
•	LIFO layer liquidation impacts associated with our Washington inventory;
•	Renewable Identification Numbers (“RINs”) mark-to-market adjustments (which represents the income statement effect of reflecting our RINs liability on a net basis; this adjustment also includes the mark-to-market losses (gains) associated with our net RINs liability); and
•	unrealized loss (gain) on derivatives.

The following tables present a reconciliation of Adjusted Gross Margin to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

Three months ended December 31, 2022	Refining	Logistics	Retail
Operating income (loss)	$85,337	$10,674	$22,348
Operating expense (excluding depreciation)	65,542	3,708	20,884
Depreciation and amortization	16,618	5,222	2,815
Loss (gain) on sale of assets, net	1	—	—
Inventory valuation adjustment	2,327	—	—
RINs mark-to-market adjustments	22,641	—	—
Unrealized loss on derivatives	19,487	—	—
Adjusted Gross Margin (1)	$211,953	$19,604	$46,047

Three months ended December 31, 2021	Refining	Logistics	Retail
Operating income (loss)	$14,772	$13,183	$8,042
Operating expense (excluding depreciation)	56,207	3,578	18,816
Depreciation and amortization	14,885	5,868	2,716
Impairment expense	1,838	—	—
Loss (gain) on sale of assets, net	(64)	—	(248)
Inventory valuation adjustment	(23,686)	—	—
RINs mark-to-market adjustments	7,377	—	—
Unrealized gain on derivatives	(6,103)	—	—
Adjusted Gross Margin (2)	$65,226	$22,629	$29,326

Year Ended December 31, 2022	Refining	Logistics	Retail
Operating income	$401,901	$54,049	$49,238
Operating expense (excluding depreciation)	245,992	14,988	81,229
Depreciation and amortization	65,472	20,579	10,971
Loss (gain) on sale of assets, net	1	(253)	56
Inventory valuation adjustment	(15,712)	—	—
RINs mark-to-market adjustments	105,760	—	—
Unrealized loss on derivatives	9,336	—	—
Adjusted Gross Margin (1)	$812,750	$89,363	$141,494

Year Ended December 31, 2021	Refining	Logistics	Retail
Operating income (loss)	$(88,799)	$51,159	$81,249
Operating expense (excluding depreciation)	213,102	14,722	71,845
Depreciation and amortization	58,258	22,044	10,880
Impairment expense	1,838	—	—
Loss (gain) on sale of assets, net	(19,659)	(19)	(45,034)
Inventory valuation adjustment	31,841	—	—
RINs mark-to-market adjustments	66,350	—	—
Unrealized loss on derivatives	1,517	—	—
Adjusted Gross Margin (2)	$264,448	$87,906	$118,940
________________________________________
(1)There was no LIFO liquidation adjustment or impairment expense for the three months and year ended December 31, 2022.
(2)There was no LIFO liquidation adjustment for the three months and year ended December 31, 2021.

Adjusted Net Income (Loss) and Adjusted EBITDA
Adjusted Net Income (Loss) is defined as Net income (loss) excluding:

•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, contango (gains) and backwardation losses associated with our Washington inventory and intermediation obligation, and purchase price allocation adjustments);
•	the LIFO layer liquidation impacts associated with our Washington inventory;
•	RINs mark-to-market adjustments (which represents the income statement effect of reflecting our RINs liability on a net basis; this adjustment also includes the mark-to-market losses (gains) associated with our net RINs liability);
•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	debt extinguishment and commitment costs;
•	increase in (release of) tax valuation allowance and other deferred tax items;
•	changes in the value of contingent consideration and common stock warrants;
•	severance costs;
•	(gain) loss on sale of assets;
•	impairment expense;
•	impairment expense associated with our investment in Laramie Energy and our share of Laramie Energy’s asset impairment losses in excess of our basis difference; and
•	Par’s share of Laramie Energy’s unrealized loss (gain) on derivatives.
Adjusted EBITDA is defined as Adjusted Net Income (Loss) excluding:

•	D&A;
•	interest expense and financing costs;
•	equity losses (earnings) from Laramie Energy excluding Par’s share of unrealized loss (gain) on derivatives, impairment of Par’s investment, and our share of Laramie Energy’s asset impairment losses in excess of our basis difference; and
•	income tax expense (benefit) excluding the increase in (release of) tax valuation allowance.
The following table presents a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), on a historical basis for the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$84,719	$8,086	$364,189	$(81,297)
Inventory valuation adjustment	2,327	(23,686)	(15,712)	31,841
RINs mark-to-market adjustments	22,641	7,377	105,760	66,350
Unrealized loss (gain) on derivatives	19,487	(6,103)	9,336	1,517
Acquisition and integration costs	3,600	—	3,663	87
Debt extinguishment and commitment costs	—	—	5,329	8,144
Severance costs	—	9	2,272	84
Loss (gain) on sale of assets, net	1	(297)	(169)	(64,697)
Impairment expense	—	1,838	—	1,838
Adjusted Net Income (Loss)	132,775	(12,776)	474,668	(36,133)
Depreciation and amortization	25,281	24,195	99,769	94,241
Interest expense and financing costs, net	16,888	15,782	68,288	66,493
Income tax expense	(46)	(172)	710	1,021
Adjusted EBITDA (1)	$174,898	$27,029	$643,435	$125,622

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(1)For the three months and years ended December 31, 2022 and 2021, there was no LIFO liquidation adjustment, change in value of contingent consideration, change in valuation allowance and other deferred tax items, change in value of common stock warrants, or equity losses (earnings) from Laramie Energy, LLC, including impairments associated with our investment in Laramie Energy, our share of Laramie Energy’s asset impairment losses in excess of our basis difference, and our share of Laramie Energy’s unrealized loss (gain) on derivatives.
The following table sets forth the computation of basic and diluted Adjusted Net Income (Loss) per share (in thousands, except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Adjusted Net Income (Loss)	$132,775	$(12,776)	$474,668	$(36,133)
Plus: effect of convertible securities	—	—	—	—
Numerator for diluted income (loss) per common share	$132,775	$(12,776)	$474,668	$(36,133)

Basic weighted-average common stock shares outstanding	59,722	59,565	59,544	58,268
Add dilutive effects of common stock equivalents (1)	671	—	339	—
Diluted weighted-average common stock shares outstanding	60,393	59,565	59,883	58,268

Basic Adjusted Net Income (Loss) per common share	$2.22	$(0.21)	$7.97	$(0.62)
Diluted Adjusted Net Income (Loss) per common share	$2.20	$(0.21)	$7.93	$(0.62)
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(1)Entities with a net loss from continuing operations are prohibited from including potential common shares in the computation of diluted per share amounts. We have utilized the basic shares outstanding to calculate both basic and diluted Adjusted Net Loss per common share for the three months and year ended December 31, 2021.
Adjusted EBITDA by Segment
Adjusted EBITDA by segment is defined as Operating income (loss) excluding:

•	D&A;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, contango (gains) and backwardation losses associated with our Washington inventory and intermediation obligation, and purchase price allocation adjustments);
•	the LIFO layer liquidation impacts associated with our Washington inventory;
•	RINs mark-to-market adjustments (which represents the income statement effect of reflecting our RINs liability on a net basis; this adjustment also includes the mark-to-market losses (gains) associated with our net RINs liability);
•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	severance costs;
•	(gain) loss on sale of assets; and
•	impairment expense.
Adjusted EBITDA by segment also includes Gain on curtailment of pension obligation and Other income (loss), net, which are presented below operating income (loss) on our condensed consolidated statements of operations.

The following table presents a reconciliation of Adjusted EBITDA by segment to the most directly comparable GAAP financial measure, operating income (loss) by segment, on a historical basis, for selected segments, for the periods indicated (in thousands):

	Three Months Ended December 31, 2022
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$85,337	$10,674	$22,348	$(17,560)
Depreciation and amortization	16,618	5,222	2,815	626
Inventory valuation adjustment	2,327	—	—	—
RINs mark-to-market adjustments	22,641	—	—	—
Unrealized loss (gain) on derivatives	19,487	—	—	—
Acquisition and integration costs	—	—	—	3,600
Loss (gain) on sale of assets, net	1	—	—	—
Other income (loss), net	—	—	—	762
Adjusted EBITDA (1)	$146,411	$15,896	$25,163	$(12,572)

	Three Months Ended December 31, 2021
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$14,772	$13,183	$8,042	$(12,246)
Depreciation and amortization	14,885	5,868	2,716	726
Inventory valuation adjustment	(23,686)	—	—	—
RINs mark-to-market adjustments	7,377	—	—	—
Unrealized loss (gain) on derivatives	(6,103)	—	—	—
Severance costs	8	1	—	—
Loss (gain) on sale of assets, net	(64)	—	(248)	15
Impairment expense	1,838	—	—	—
Other income (loss), net	—	—	—	(55)
Adjusted EBITDA (1)	$9,027	$19,052	$10,510	$(11,560)

	Year Ended December 31, 2022
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$401,901	$54,049	$49,238	$(67,285)
Depreciation and amortization	65,472	20,579	10,971	2,747
Inventory valuation adjustment	(15,712)	—	—	—
RINs mark-to-market adjustments	105,760	—	—	—
Unrealized loss (gain) on derivatives	9,336	—	—	—
Acquisition and integration costs	—	—	—	3,663
Severance costs	40	13	22	2,197
Loss on sale of assets, net	1	(253)	56	27
Other income (loss), net	—	—	—	613
Adjusted EBITDA (1)	$566,798	$74,388	$60,287	$(58,038)

	Year Ended December 31, 2021
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$(88,799)	$51,159	$81,249	$(51,228)
Depreciation and amortization	58,258	22,044	10,880	3,059
Inventory valuation adjustment	31,841	—	—	—
RINs mark-to-market adjustments	66,350	—	—	—
Unrealized loss (gain) on derivatives	1,517	—	—	—
Acquisition and integration costs	—	—	—	87
Severance costs	61	23	—	—
Loss on sale of assets, net	(19,659)	(19)	(45,034)	15
Impairment expense	1,838	—	—	—
Gain on curtailment of pension obligation	1,802	228	2	—
Other income (loss), net	—	—	—	(52)
Adjusted EBITDA (1)	$53,209	$73,435	$47,097	$(48,119)
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(1)For the three months ended and year ended December 31, 2022, there was no LIFO liquidation adjustment, impairment expense, or gain on curtailment of pension obligation. For the three months ended December 31, 2022, there was no severance expense. For the three months ended December 31, 2021, there was no acquisition and integration costs or gain on curtailment of pension obligation. For the three months and year ended December 31, 2021 there was no LIFO liquidation adjustment.
Laramie Energy Adjusted EBITDAX
Adjusted EBITDAX is defined as net income (loss) excluding commodity derivative loss (gain), loss (gain) on settled derivative instruments, interest expense, gain on extinguishment of debt, non-cash preferred dividend, depreciation, depletion, amortization, and accretion, exploration and geological and geographical expense, bonus accrual, equity-based compensation expense, loss (gain) on disposal of assets, and expired acreage (non-cash). We believe Adjusted EBITDAX is a useful supplemental financial measure to evaluate the economic and operational performance of exploration and production companies such as Laramie Energy.
The following table presents a reconciliation of Laramie Energy’s Adjusted EBITDAX to the most directly comparable GAAP financial measure, net income (loss) for the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$49,768	$33,784	$12,065	$32,476
Commodity derivative loss (gain)	(25,753)	(14,890)	78,532	42,995
Gain (loss) on settled derivative instruments	(7,505)	(7,732)	(41,034)	(10,578)
Interest expense and loan fees	3,695	4,728	14,930	17,155
Gain on extinguishment of debt	—	—	—	(695)
Non-cash preferred dividend	2,901	1,767	10,409	7,224
Depreciation, depletion, amortization, and accretion	6,657	5,815	25,982	28,860
Exploration and geological and geographical expense	—	—	—	342
Bonus accrual	—	—	—	602
Loss (gain) on disposal of assets	111	—	821	(6)
Expired acreage (non-cash)	(14)	1,942	292	2,667
Total Adjusted EBITDAX	$29,860	$25,414	$101,997	$121,042